Clearway Energy, Inc. Reports Third Quarter 2025 Financial Results

•Solid third quarter results enabling the company to narrow it 2025 financial guidance range
•Sponsor-enabled growth and repowerings for 2026/2027 COD on track with over 2 GW of projects now on identified opportunities list
•Signed binding 3rd party M&A agreement for operational solar portfolio
•Opportunistically raised $50MM of equity through equity issuance program

PRINCETON, NJ — November 4, 2025— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported third quarter 2025 financial results, including Net Income of $60 million, Adjusted EBITDA of $385 million, Cash from Operating Activities of $225 million, and Cash Available for Distribution (CAFD) of $166 million.

"For the third quarter, our team operated our fleet with excellence, allowing us to reiterate and narrow our 2025 guidance range. Additionally, continued execution across our redundant growth pathways, including the Deriva solar portfolio acquisition, now allows us to set our sights on delivering at the top end or better of our 2027 financial target range. Following our annual strategic planning process, we are pleased to announce the establishment of our 2030 financial target range to further demonstrate the longevity of our robust earnings power for years to come. We are also pleased to announce that our investment opportunity set for 2026 and 2027 has expanded to now include over 2 GW of identified investment opportunities, with the combination of our repowering program and sponsor-enabled drop-downs providing transparent building blocks toward achieving our 2030 target,” said Craig Cornelius, Clearway Energy, Inc.’s President and Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/25	9/30/24	9/30/25	9/30/24
Flexible Generation	39	25	30	50
Renewables & Storage	31	66	24	60
Corporate	(10)	(64)	(86)	(125)
Net Income/(Loss)	$60	$27	$(32)	$(15)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/25	9/30/24	9/30/25	9/30/24
Flexible Generation	60	66	156	174
Renewables & Storage	334	295	853	770
Corporate	(9)	(7)	(29)	(26)
Adjusted EBITDA	$385	$354	$980	$918

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/25	9/30/24	9/30/25	9/30/24
Cash from Operating Activities	$225	$301	$511	$578
Cash Available for Distribution (CAFD)	$166	$146	$395	$385

For the third quarter of 2025, the Company reported Net Income of $60 million, Adjusted EBITDA of $385 million, Cash from Operating Activities of $225 million, and CAFD of $166 million. Net Income increased versus 2024 primarily due to lower tax expenses. Adjusted EBITDA results in the third quarter were higher than 2024 due to the contribution of growth investments and higher wind resource at certain facilities. CAFD results in the third quarter of 2025 were higher than 2024 primarily due to higher EBITDA.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
Flexible Generation Equivalent Availability Factor	92.5%	87.5%	92.3%	90.3%
Solar MWh generated/sold	2,930	2,943	7,318	6,999
Wind MWh generated/sold	2,221	2,012	7,905	7,478
Renewables & Storage generated/sold[2]	5,151	4,955	15,223	14,477

In the third quarter of 2025, availability at the Flexible Generation segment was higher than the third quarter of 2024 primarily due to outages at certain facilities in 2024. Generation in the Renewables & Storage segment during the third quarter of 2025 was 4% higher than the third quarter of 2024 primarily due to the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	9/30/2025	12/31/2024
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$28	$138
Subsidiaries	223	194
Restricted Cash:
Operating accounts	185	184
Reserves, including debt service, distributions, performance obligations and other reserves	205	217
Total Cash, Cash Equivalents and Restricted Cash	641	733
Revolving credit facility availability	193	597
Total Liquidity	$834	$1,330

Total liquidity as of September 30, 2025, was $834 million, which was $496 million lower than as of December 31, 2024, primarily due to the execution of growth investments.

As of September 30, 2025, the Company’s liquidity included $390 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company’s projects that are restricted in their use. As of September 30, 2025, these restricted funds were comprised of $185 million designated to fund operating expenses, approximately $79 million designated for current debt service payments, and $84 million of
1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment reserves for debt service, performance obligations and other items including capital expenditures. The remaining $42 million is held in distribution reserve accounts.

As of September 30, 2025, the Company had $405 million in outstanding borrowings under its revolving credit facility, primarily as a result of growth investments. As of October 31, 2025, the Company had $215 million in outstanding borrowings under the revolving credit facility. The facility will continue to be used for general corporate purposes including financing of future investments or acquisitions and posting letters of credit.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

San Juan Mesa Wind Repowering

During the fourth quarter of 2025, San Juan Mesa, a wind project located in Roosevelt County, New Mexico, with a repowering targeted in 2027, finalized a development service agreement with Clearway Group to manage the repowering. The Company will potentially invest approximately $50 million in long-term corporate capital, subject to closing adjustments, and the investment decision to repower the project is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Royal Slope Solar Plus Storage Project

During the fourth quarter of 2025, Clearway Group signed a 20-year PPA with an investment grade utility for the 520 MW Royal Slope solar plus storage project located in Grant County, Washington. The project is targeting a 2027 COD. The potential investment for Clearway Energy, Inc. is subject to receiving an offer from Clearway Group and negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Deriva Solar Portfolio

On October 3, 2025, the Company entered into a binding agreement to acquire a 613 MW operational solar portfolio located in eight states, from a third party. For 12 facilities in the portfolio located in the Western U.S. and comprising of 227 MW, the Company will co-invest in a 50/50 joint venture with a third-party cash equity investor. The weighted average remaining contract duration of the overall portfolio is approximately 10 years. After factoring in estimated closing adjustments and proceeds from facility-level financings, including the third party cash equity investor in a subset of the portfolio, the Company expects its net capital commitment to acquire the portfolio to be between $210 million and $230 million. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the first half of 2026.

Financing Updates

Class C Share Equity Issuances

Since August 4, 2025, the Company raised gross proceeds of approximately $50 million through the sale of Class C common stock under the Company's equity issuance programs at a weighted average price of $31.62 per share.

Quarterly Dividend

On November 3, 2025, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4528 per share payable on December 15, 2025, to stockholders of record as of December 1, 2025.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is narrowing its 2025 full year CAFD guidance to a range of $420 million to $440 million. The midpoint of the 2025 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a range of potential distributions of outcomes on resource and performance for the remainder of the year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

The Company is establishing a 2026 full year CAFD guidance range of $470 million to $510 million. The midpoint of the 2026 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a range of potential distributions of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On November 4, 2025, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 12.7 GW of gross capacity in 27 states, including 9.9 GW of wind, solar, and energy storage and over 2.8 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide our investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by our controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding Clearway Energy, Inc.’s (the “Company’s”) dividend expectations and its operations, its facilities and its financial results, statements regarding the likelihood, terms, timing and/or consummation of the transactions described in this news release, the potential benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group(collectively and together with their affiliates, “Related Persons”), as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.
Although the Company believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated in this news release include, among others, the Company's ability to maintain and grow its quarterly dividend; potential risks relating to the Company's relationships with CEG and its owners; the Company’s ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties; risks related to the Company's ability to acquire assets, including risks that offered or committed transactions from Related Persons may not be approved, on the terms proposed or otherwise, by the Corporate Governance, Conflicts, and Nominating Committee of the Company’s Board of Directors (the “GCN”), or if approved, timely consummated; the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise; changes in law, including judicial decisions; hazards customary to the power production industry and power generation operations, such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that the Company may not have adequate insurance to cover losses as a result of such hazards; the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations; the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements; the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices; government regulations; operating and financial restrictions placed on the Company that are contained in the facility-level debt facilities and other agreements of the Company and its subsidiaries; and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

In addition, this news release contains reference to certain offered and committed transactions with Related Persons, which transactions are subject to the review, negotiation and approval of the GCN. Transactions referred to as “offered” (or any variation thereof) have been presented to the Company by the Related Persons, but the terms remain subject to review and negotiation by the GCN. Transactions may have been recently offered or undergone more extensive negotiations. Unless otherwise noted, no assumptions should be made with respect to the stage of negotiation of an offered transaction, nor should any assumptions be made that any offered transaction will be approved, committed or ultimately consummated on the terms described herein. Transactions referred to as “committed” or “signed” (or any variation thereof) represent transactions which have been approved by the GCN and for which definitive agreements have been delivered; however, such transactions have not yet been consummated and remain subject to various risks and uncertainties (including financing, third party consents and arrangements and regulatory approvals). The Company provides information regarding offered and committed transactions believing that such information is useful to an understanding of the Company’s business and operations; however, given the uncertainty of such transactions, undue reliance should not be placed on any expectations regarding such transactions and the Company can give no assurance that such expectations will prove to be correct, as actual results may vary materially.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, November 4, 2025, and are based on assumptions believed to be reasonable as of this date. The Company expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause The Company's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive and should be considered in connection with information regarding risks and uncertainties that may affect the Company's future results included in The Company's filings with the Securities and Exchange Commission at www.sec.gov. In addition, The Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Operating Revenues
Total operating revenues	$429	$486	$1,119	$1,115
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	128	135	381	378
Depreciation, amortization and accretion	176	164	502	471
General and administrative	10	9	31	29
Transaction and integration costs	3	—	8	4
Total operating costs and expenses	317	308	922	882
Operating Income	112	178	197	233
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	15	13	27	33
Other income, net	7	8	22	36
Loss on debt extinguishment	(7)	—	(7)	(3)
Interest expense	(98)	(139)	(297)	(284)
Total other expense, net	(83)	(118)	(255)	(218)
Income (Loss) Before Income Taxes	29	60	(58)	15
Income tax (benefit) expense	(31)	33	(26)	30
Net Income (Loss)	60	27	(32)	(15)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(176)	(9)	(305)	(100)
Net Income Attributable to Clearway Energy, Inc.	$236	$36	$273	$85
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	83	83	83	83
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$2.00	$0.31	$2.32	$0.72
Dividends Per Class A Common Share	$0.4456	$0.4171	$1.3152	$1.2306
Dividends Per Class C Common Share	$0.4456	$0.4171	$1.3152	$1.2306

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2025	2024	2025	2024
Net Income (Loss)	$60	$27	$(32)	(15)
Other Comprehensive Loss
Unrealized loss on derivatives and changes in accumulated OCI/OCL, net of income tax benefit of $—, $(2), $(5) and $(2)	(5)	(13)	(23)	(13)
Other comprehensive loss	(5)	(13)	(23)	(13)
Comprehensive Income (Loss)	55	14	(55)	(28)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(178)	(18)	(319)	(107)
Comprehensive Income Attributable to Clearway Energy, Inc.	$233	$32	$264	$79

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$251	$332
Restricted cash	390	401
Accounts receivable — trade	238	164
Inventory	71	64
Derivative instruments	22	39
Prepayments and other current assets	87	67
Total current assets	1,059	1,067
Property, plant and equipment, net	11,296	9,944
Other Assets
Equity investments in affiliates	301	309
Intangible assets for power purchase agreements, net	2,343	2,125
Other intangible assets, net	65	68
Derivative instruments	113	136
Deferred income taxes	26	—
Right-of-use assets, net	711	547
Other non-current assets	152	133
Total other assets	3,711	3,318
Total Assets	$16,066	$14,329
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$342	$430
Accounts payable — trade	152	82
Accounts payable — affiliates	30	31
Derivative instruments	55	56
Accrued interest expense	36	53
Accrued expenses and other current liabilities	72	66
Total current liabilities	687	718
Other Liabilities
Long-term debt	8,084	6,750
Deferred income taxes	21	89
Derivative instruments	319	315
Long-term lease liabilities	792	569
Other non-current liabilities	374	324
Total other liabilities	9,590	8,047
Total Liabilities	10,277	8,765
Redeemable noncontrolling interest in subsidiaries	74	—
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,195,425 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 83,266,680, Class D 41,576,142) at September 30, 2025 and 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,833,226, Class D 41,961,750) at December 31, 2024	1	1
Additional paid-in capital	1,689	1,805
Retained earnings	372	254
Accumulated other comprehensive (loss) income	(13)	3
Noncontrolling interest	3,666	3,501
Total Stockholders’ Equity	5,715	5,564
Total Liabilities and Stockholders’ Equity	$16,066	$14,329

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2025	2024
Cash Flows from Operating Activities
Net Loss	$(32)	$(15)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(27)	(33)
Distributions from unconsolidated affiliates	19	21
Depreciation, amortization and accretion	502	471
Amortization of financing costs and debt discounts	11	10
Amortization of intangibles	137	137
Loss on debt extinguishment	7	3
Reduction in carrying amount of right-of-use assets	12	11
Changes in deferred income taxes	(26)	23
Changes in derivative instruments and amortization of accumulated OCI/OCL	4	34
Changes in other working capital	(96)	(84)
Net Cash Provided by Operating Activities	511	578
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(324)	—
Acquisition of Drop Down Assets, net of cash acquired	(219)	(671)
Capital expenditures	(213)	(237)
Return of investment from unconsolidated affiliates	14	38
Decrease in note receivable — affiliate	—	184
Other	3	12
Net Cash Used in Investing Activities	(739)	(674)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	734	1,385
Payments of dividends and distributions	(266)	(249)
Pro-rata distributions to CEG	(7)	—
Buyout of noncontrolling interest	(3)	—
Proceeds from the revolving credit facility	480	—
Payments for the revolving credit facility	(75)	—
Proceeds from the issuance of long-term debt	472	255
Payments of debt issuance costs	(7)	(7)
Payments for long-term debt	(1,191)	(1,664)
Other	(1)	(1)
Net Cash Provided by (Used in) Financing Activities	136	(281)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(92)	(377)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	733	1,051
Cash, Cash Equivalents and Restricted Cash at End of Period	$641	$674

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2025
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net income (loss)	—	—	—	4	—	(108)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	—	1	1,735	207	—	3,477	5,420
Net income (loss)	—	—	—	33	—	(8)	25
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	46	46
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	238	238
Pro-rata distributions to CEG, cash	—	—	—	—	—	(7)	(7)
Transfers of assets under common control	—	—	(93)	—	(6)	(8)	(107)
Non-cash adjustments for change in tax basis	—	—	27	—	—	—	27
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(38)	(89)
Other	—	—	—	(1)	—	2	1
Balances at June 30, 2025	—	1	1,670	188	(10)	3,693	5,542
Net income	—	—	—	236	—	9	245
Unrealized loss on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	(3)	(2)	(5)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	5	5
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	144	144
Transfer of assets under common control	—	—	—	—	—	(143)	(143)
Buyout of noncontrolling interest	—	—	—	—	—	(3)	(3)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(53)	—	(37)	(90)
Other	—	—	—	1	—	—	1
Balances at September 30, 2025	$—	$1	$1,689	$372	$(13)	$3,666	$5,715

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2024
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2023	$—	$1	$1,732	$361	$7	$2,893	$4,994
Net loss	—	—	—	(2)	—	(45)	(47)
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	1	(1)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	2	—	—	(42)	(40)
Non-cash adjustments for change in tax basis	—	—	6	—	—	—	6
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(47)	—	(34)	(81)
Other	—	—	—	(1)	—	—	(1)
Balances at March 31, 2024	—	1	1,741	311	5	2,987	5,045
Net income (loss)	—	—	—	51	—	(51)	—
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	—	1	1
Contributions from CEG, net of distributions, cash	—	—	—	—	—	222	222
Contributions from noncontrolling interest, net of distributions, cash	—	—	—	—	—	988	988
Distributions to noncontrolling interests, net of contributions, non-cash	—	—	—	—	—	(1)	(1)
Transfers of assets under common control	—	—	5	—	—	(549)	(544)
Non-cash adjustment for change in tax basis	—	—	85	—	—	—	85
Stock based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(48)	—	(35)	(83)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2024	—	1	1,830	314	5	3,561	5,711
Net income (loss)	—	—	—	36	—	(13)	23
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, cash	—	—	—	—	—	6	6
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(19)	(19)
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(49)	—	(36)	(85)
Balances at September 30, 2024	$—	$1	$1,831	$301	$1	$3,490	$5,624

Appendix Table A-1: Three Months Ended September 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$39	$31	$(10)	$60
Plus:
Income Tax Benefit	—	—	(31)	(31)
Interest Expense, net	8	55	28	91
Depreciation, Amortization, and ARO	28	148	—	176
Contract Amortization	5	45	—	50
Loss on Debt Extinguishment	—	7	—	7
Mark to Market (MtM) (Gain)/Loss on economic hedges	(25)	30	—	5
Transaction and integration costs	—	—	3	3
Other non-recurring	2	8	—	10
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	13
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$60	$334	$(9)	$385

Appendix Table A-2: Three Months Ended September 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$25	$66	$(64)	$27
Plus:
Income Tax Expense	—	—	33	33
Interest Expense, net	8	100	23	131
Depreciation, Amortization, and ARO	29	135	—	164
Contract Amortization	5	41	—	46
Mark to Market (MtM) (Gain)/Loss on economic hedges	(4)	(68)	—	(72)
Other non-recurring	—	9	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	15
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$66	$295	$(7)	$354

Appendix Table A-3: Nine Months Ended September 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$30	$24	$(86)	$(32)
Plus:
Income Tax Benefit	—	—	(26)	(26)
Interest Expense, net	24	178	73	275
Depreciation, Amortization, and ARO	84	418	—	502
Contract Amortization	14	125	—	139
Loss on Debt Extinguishment	—	7	—	7
Mark to Market (MtM) (Gain)/Loss on economic hedges	(7)	36	—	29
Transaction and Integration costs	—	—	8	8
Other Non-recurring	2	36	—	38
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	29	—	38
Non-Cash Equity Compensation	—	—	2	2
Adjusted EBITDA	$156	$853	$(29)	$980

Appendix Table A-4: Nine Months Ended September 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$50	$60	$(125)	$(15)
Plus:
Income Tax Expense	—	—	30	30
Interest Expense, net	21	163	64	248
Depreciation, Amortization, and ARO	88	383	—	471
Contract Amortization	14	124	—	138
Loss on Debt Extinguishment	—	3	—	3
Mark to Market (MtM) (Gain)/Loss on economic hedges	(9)	4	—	(5)
Transaction and Integration costs	—	—	4	4
Other Non-recurring	1	8	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	25	—	34
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$174	$770	$(26)	$918

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/25	9/30/24	9/30/25	9/30/24
Adjusted EBITDA	$385	$354	$980	$918
Cash interest paid[3]	(102)	(96)	(273)	(252)
Changes in prepaid and accrued liabilities for tolling agreements	20	19	4	3
Adjustments to reflect sale-type leases and payments for lease expenses	2	(10)	5	(5)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(27)	(25)	(65)	(64)
Distributions from unconsolidated affiliates	6	6	19	21
Changes in working capital and other	(59)	53	(159)	(43)
Cash from Operating Activities	225	301	511	578
Changes in working capital and other	59	(53)	159	43
Return of investment from unconsolidated affiliates[4]	4	3	14	10
Net contributions (to)/from non-controlling interest[5]	(28)	(14)	(62)	(43)
Cash receipts from notes receivable	4	—	7	—
Maintenance capital expenditures	(2)	(4)	(11)	(8)
Principal amortization of indebtedness[6]	(96)	(87)	(235)	(205)
Cash Available for Distribution before Adjustments	166	146	383	375
Net impact of drop downs from timing of construction debt service	—	—	12	10
Cash Available for Distribution	$166	$146	$395	$385
3 2024 excludes $9 million related to swap breakage receipts in connection with the NIMH refinancing
4 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
5 2025 excludes $796 million of net contributions primarily related to Luna Valley, Rosamond South I, Pine Forest and Dan’s Mountain; 2024 excludes $1,230 million of contributions primarily related to the funding of Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica and Cedar Creek
6 2025 excludes $844 million for the repayment of bridge loans in connection with Luna Valley, Pine Forest, Rosamond South I and Dan’s Mountain and $112 million for the refinancing of Buckthorn solar; 2024 excludes $2,545 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Victory Pass, Arica and Cedar Creek and $137 million for the repayment of balloon at NIMH Solar

Appendix Table A-6: Nine Months Ended September 30, 2025, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2025:

Nine Months Ended
($ in millions)	9/30/25
Sources:
Contributions from noncontrolling interests, net of distributions	$734
Net cash provided by operating activities	511
Proceeds from the revolving credit facility	480
Proceeds from issuance of long-term debt	472
Return of investments from unconsolidated affiliates	14

Uses:
Payments for long-term debt	$(1,191)
Acquisitions, net of cash acquired	(324)
Payments of dividends and distributions	(266)
Acquisition of Drop Down Assets, net of cash acquired	(219)
Capital expenditures	(213)
Payments for the revolving credit facility	(75)
Other net cash outflows	(15)

Change in total cash, cash equivalents and restricted cash	$(92)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2025 Full Year Guidance Range	2026 Full Year Guidance Range
Net Loss	(110) - (90)	(44) - (4)
Income Tax (Benefit) Expense	(33)	5
Interest Expense, net	362	395
Depreciation, Amortization, Contract Amortization and ARO Expense	960	1,022
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	53	59
Non-Cash Equity Compensation	3	4
Adjusted EBITDA	1,235 - 1,255	1,441 - 1,481
Cash interest paid	(348)	(383)
Changes in prepaid and accrued liabilities for tolling agreements	(4)	(3)
Adjustments to reflect sale-type leases and payments for lease expenses	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(81)	(82)
Cash distributions from unconsolidated affiliates[7]	48	43
Income Tax Payments	(2)	—
Cash from Operating Activities	854 - 874	1,022 - 1,062
Net distributions to non-controlling interest[8]	(103)	(149)
Cash receipts from notes receivable	10	13
Maintenance capital expenditures	(21)	(32)
Principal amortization of indebtedness[9]	(320)	(384)
Cash Available for Distribution	420 - 440	470 - 510

7 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
8 Includes tax equity proceeds and distributions to tax equity partners
9 2025 and 2026 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of September 30, 2025 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.